Exhibit 99.1

SCIENTIFIC GAMES REPORTS THIRD QUARTER REVENUES
OF $132 MILLION AND INCOME OF $13 MILLION
OR $0.15 PER DILUTED SHARE

Revenues up 15% and EBITDA Increased 21% on
Continued Strong Lottery Performance

NEW YORK, OCTOBER 29, 2003, SCIENTIFIC GAMES CORPORATION (NASDAQ: SGMS) announced financial results for the third quarter and nine months ended September 30, 2003.  Revenue in the third quarter of 2003 increased 15% to $132.1 million compared to $115.2 million in the third quarter of 2002.  Income before non-cash preferred stock dividends was $13.2 million or $0.15 per diluted share in the third quarter of 2003, compared to a loss before non-cash preferred stock dividends of $5.8 million or $0.13 per diluted share in the third quarter of 2002.  Excluding the one time debt restructuring charge in the third quarter of 2002 of $15.6 million, income before preferred stock dividends increased 35% from the third quarter of 2002 to the third quarter of 2003.

EBITDA (earnings before interest, taxes, depreciation and amortization) increased 21% to $37.9 million from $31.3 million in the comparable period.  During the third quarter of 2003, non-cash preferred stock dividends totaled $1.9 million.

For the nine-month period, revenue increased 14% to $384.1 million in 2003 from $336.4 million in 2002 and income before non-cash preferred stock dividends for the first nine months of 2003 was $37.1 million or $0.43 per diluted share compared to a net loss before preferred stock dividends of $674,000 or $0.13 per diluted share for the first nine months of 2002.  EBITDA increased 18% to $109.8 million from $93.0 million in the comparable period.  For the nine-month period of 2003, non-cash preferred stock dividends totaled $5.7 million.

Lorne Weil, Chairman and CEO, commented, “Instant and on-line lottery service revenues were very strong with continued growth in instant ticket retail sales the primary driver.  Our instant ticket sales grew by 15% year to year, and on-line revenues benefited as well from associated instant ticket validation services.  The overall growth in on-line revenues was 40%, a combination of the increased instant ticket validations, two Powerball jackpots in the quarter totaling almost $400 million and the fact that Vermont joined Powerball during the quarter.”

Weil added that Scientific Games entered the production phase of its program with the Ontario Lottery and Gaming Corporation, delivering just over 560 terminals during the quarter, considerably less than planned due to a delay in the start up of the program.  The balance of the approximately 9,000 terminals in the program is now scheduled to be delivered during the fourth quarter of 2003 and the first quarter of 2004.  Weil also noted that Scientific Games’ MDI subsidiary, acquired in January of 2003, performed ahead of Scientific Games’ expectations.

“We signed a contract for two racetracks this quarter, Birmingham Race Course and VictoryLand in Alabama, worth approximately $6.6 million over a term of eight years,” Weil said.  Comparisons were difficult for the pari-mutuel segment this quarter due to non-recurring revenues in 2002 and the expenses associated with moving the pari-mutuel operations from

Delaware to Georgia in 2003.  “Excluding these non-recurring items, pari-mutuel EBITDA was actually up 11% in the quarter, reflecting a stabilization of the market together with the benefits of cost reductions initiated at the beginning of 2003.  Account wagering continues to be the primary driver of our Connecticut OTB operations which increased 46% in the quarter, helped greatly by our new player tracking Trophy Awards program.  We also expect to further enhance our performance in Connecticut when we introduce our cable television program, recently approved by the Connecticut regulatory authorities.”

Scientific Games recently announced its contract to acquire IGT OnLine Entertainment Systems, Inc. from International Game Technology (NYSE: IGT).  “With the IGT OnLine Entertainment merger, we will become the second largest on-line lottery provider in the country and enter the Video Lottery Systems business in six jurisdictions,” Weil said.  “We continue to believe that there is great organic growth potential in the on-line lottery sector, and that this business combination has the technology, content creation, and intellectual property resources necessary to drive it.  We also believe that this combination will yield the economies of scale necessary to generate levels of profitability consistent with our growth objectives.”

Outlook

“The outlook for Scientific Games looks excellent on a number of fronts.  Instant lottery ticket sales continue to grow rapidly — especially for Cooperative Services customers.  Scientific Games will bring an exciting array of new products and services into 2004,” Weil said.  The company recently introduced its instant ticket kiosk, PlayCentral™, its patented telephone betting system AccountPlay™, and several other revolutionary new software tools for lotteries at NASPL, the lottery industry trade show.  Weil added that MDI’s “Save a Stamp™” Internet prize entry service has been extremely well received in a half dozen states.  The company has also introduced a new video lottery control system which will enhance our capabilities in the video lottery business.  “Lotteries clearly want innovative, well-designed products and we are delivering them,” Weil said.  “We also have great expectations for our Electronic Game Card, soon to be launched by the Iowa Lottery, and we anticipate installing many of our new on-line game concepts during 2004.”

Guidance

Mr. Weil continued, “Excluding the impact of the pending IGT OnLine Entertainment acquisition, we are narrowing our guidance for 2003 to revenues of between $535 million and $550 million, EBITDA of $148 million to $155 million and diluted earnings per share of $0.55 to $0.60, excluding $0.02 of relocations costs.  Assuming that the acquisition closes by early November, we would anticipate additional revenue of $20 million to $24 million for the last two months of 2003.  Once the IGT OnLine Entertainment acquisition is complete we will provide guidance for 2004.”

About Scientific Games

Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, and the leading supplier of wagering systems and services to pari-mutuel operators.  It is also a licensed pari-mutuel gaming operator in Connecticut and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies.  Scientific Games’ customers are in the United States and more than 60 other countries.  For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Safe Harbor

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This information involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  For certain information regarding these risks and uncertainties, reference is made to Scientific Games’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the period ended June 30, 2003.

EBITDA Disclosure

EBITDA is included in this press release as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.  EBITDA as defined in this press release may differ from similarly titled measures presented by other companies.

(TABLES FOLLOW)

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months and Nine Months Ended September 30, 2002 and 2003

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Operating revenues:
Services	$93,932	110,350	283,195	325,747
Sales	21,220	21,713	53,196	58,383
	115,152	132,063	336,391	384,130
Operating expenses (exclusive of depreciation and amortization shown below):
Services	54,846	60,174	163,332	177,688
Sales	14,233	15,229	35,147	40,167
Amortization of service contract software	1,233	1,325	3,656	3,936
	70,312	76,728	202,135	221,791
Total gross profit	44,840	55,335	134,256	162,339
Selling, general and administrative expenses	14,812	18,741	44,925	56,452
Depreciation and amortization	9,066	9,866	27,932	29,494
Operating income	20,962	26,728	61,399	76,393
Other deductions (income):
Interest expense	9,783	6,171	32,795	18,575
Early extinguishment of debt (Note 1)	15,590	—	15,590	—
Other (income) expense	670	(199)	441	(231)
	26,043	5,972	48,826	18,344
Income (loss) before income tax expense	(5,081)	20,756	12,573	58,049
Income tax expense	706	7,519	13,247	20,921
Net income (loss)	(5,787)	13,237	(674)	37,128
Convertible preferred stock paid-in-kind dividend	1,899	1,942	5,553	5,684
Net income (loss) available to common stockholders	$(7,686)	11,295	(6,227)	31,444

Basic and diluted net income (loss) per share:
Basic net income (loss) available to common stockholders	$(0.13)	0.19	(0.13)	0.53
Diluted net income (loss) available to common stockholders	$(0.13)	0.15	(0.13)	0.43
Weighted average number of shares used in per share calculations:
Basic shares	57,301	60,123	47,518	59,758
Diluted shares	57,301	89,196	47,518	87,157

(Note 1)     Certain reclassifications have been made to the prior years consolidated financial statements to conform to the current presentation.  In accordance with the adoption of SFAS 145 in year 2003, amounts previously classified as extraordinary items have been reclassified to other deductions (income) – early extinguishment of debt and the related tax benefit was reclassified to income tax expense.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2002 and September 30, 2003

(Unaudited, in thousands)

	December 31, 2002	September 30, 2003

Assets:
Cash and cash equivalents	$34,929	37,625
Other current assets	96,449	115,979
Property and equipment, net	200,866	198,121
Long-term assets	325,578	354,355
Total assets	$657,822	706,080

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,865	3,755
Other current liabilities	80,998	95,424
Long-term debt, excluding current portion	356,664	352,674
Other long-term liabilities	47,525	46,736
Stockholders’ equity	168,770	207,491
Total liabilities and stockholders’ equity	$657,822	706,080

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended September 30, 2002 and 2003

(Unaudited, in thousands)

	Three Months Ended September 30, 2002
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom- munications Group	Totals

Service revenues	$56,568	21,326	16,038	—	93,932
Sales revenues	7,824	1,320	—	12,076	21,220
Total revenues	64,392	22,646	16,038	12,076	115,152
Cost of service	31,309	12,256	11,281	—	54,846
Cost of sales	5,450	674	—	8,109	14,233
Amortization of service contract software	570	663	—	—	1,233
Total operating expense	37,329	13,593	11,281	8,109	70,312
Gross profit	27,063	9,053	4,757	3,967	44,840
Selling, general and administrative expenses	5,927	2,136	776	1,205	10,044

Depreciation and amortization	4,982	2,866	460	634	8,942
Segment operating income	$16,154	4,051	3,521	2,128	25,854
Unallocated corporate expense					4,892
Consolidated operating income					$20,962

	Three Months Ended September 30, 2003
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom- munications Group	Totals

Service revenues	$72,578	21,340	16,432	—	110,350
Sales revenues	8,506	1,465	—	11,742	21,713
Total revenues	81,084	22,805	16,432	11,742	132,063
Cost of service	36,647	11,728	11,799	—	60,174
Cost of sales	6,413	766	—	8,050	15,229
Amortization of service contract software	743	582	—	—	1,325
Total operating expense	43,803	13,076	11,799	8,050	76,728
Gross profit	37,281	9,729	4,633	3,692	55,335
Selling, general and administrative expenses	8,164	3,363	877	1,310	13,714
Depreciation and amortization	5,770	2,776	501	645	9,692
Segment operating income	$23,347	3,590	3,255	1,737	31,929
Unallocated corporate expense					5,201
Consolidated operating income					$26,728

Nine Months Ended September 30, 2002 and 2003

(Unaudited, in thousands)

	Nine Months Ended September 30, 2002
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom- munications Group	Totals

Service revenues	$174,092	61,983	47,120	—	283,195
Sales revenues	15,662	4,630	—	32,904	53,196
Total revenues	189,754	66,613	47,120	32,904	336,391
Cost of service	96,024	34,939	32,369	—	163,332
Cost of sales	11,158	2,219	—	21,770	35,147
Amortization of service contract software	1,691	1,965	—	—	3,656
Total operating expense	108,873	39,123	32,369	21,770	202,135
Gross profit	80,881	27,490	14,751	11,134	134,256
Selling, general and administrative expenses	19,452	6,473	2,090	3,428	31,443

Depreciation and amortization	16,193	8,547	1,315	1,579	27,634
Segment operating income	$45,236	12,470	11,346	6,127	75,179
Unallocated corporate expense					13,780
Consolidated operating income					$61,399

	Nine Months Ended September 30, 2003
	Lottery Group	Pari-Mutuel Group	Venue Management Group	Telecom- munications Group	Totals

Service revenues	$216,072	61,045	48,630	—	325,747
Sales revenues	20,064	4,281	—	34,038	58,383
Total revenues	236,136	65,326	48,630	34,038	384,130
Cost of service	109,948	33,726	34,014	—	177,688
Cost of sales	14,731	2,488	—	22,948	40,167
Amortization of service contract software	2,153	1,783	—	—	3,936
Total operating expense	126,832	37,997	34,014	22,948	221,791
Gross profit	109,304	27,329	14,616	11,090	162,339
Selling, general and administrative expenses	26,470	8,733	2,626	3,701	41,530

Depreciation and amortization	17,176	8,338	1,518	1,923	28,955
Segment operating income	$65,658	10,258	10,472	5,466	91,854
Unallocated corporate expense					15,461
Consolidated operating income					$76,393

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME BEFORE NON-CASH PREFERRED

STOCK DIVIDENDS TO EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003

Net income before non-cash preferred stock dividends	$(5,787)	13,237	(674)	37,128
Add: Income tax expense	706	7,519	13,247	20,921
Add: Depreciation and amortization expense	10,299	11,191	31,588	33,430
Add: Interest expense	9,783	6,171	32,795	18,575
Add: Other (income) expense	670	(199)	441	(231)
Add: Early extinguishment of debt	15,590	—	15,590	—
EBITDA	$31,261	37,919	92,987	109,823

EBITDA, as included herein, represents operating income plus depreciation and amortization expenses.  EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.  EBITDA as defined in this document may differ from similarly titled measures presented by other companies.